UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 28, 2006 (December 21, 2006)

NEWMARKET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2006, NewMarket Corporation (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “A&R Credit Agreement”), among the Company, SunTrust Bank, as administrative agent, SunTrust Capital Markets, Inc., as lead arranger and book manager, and the lenders from time to time party thereto. The A&R Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of June 18, 2004 (as amended, the “Prior Credit Agreement”), among the Company, Ethyl Corporation, SunTrust Bank, as administrative agent for the lenders, SunTrust Capital Markets, Inc., as lead arranger and book manager, and the lenders from time to time party thereto. The A&R Credit Agreement consists of a $100 million revolving credit facility (with an option to increase the revolving credit facility commitment by an amount not to exceed $50 million, subject to the satisfaction of certain terms and conditions), including a $5 million swingline sublimit and a $50 million letter of credit sublimit.

Generally, the A&R Credit Agreement:

(1) decreases the margins applicable to Eurodollar Loans, Base Rate Loans and the commitment fee, which are based on the Company’s Leverage Ratio (as defined in the A&R Credit Agreement);

(2) extends the revolving credit facility commitment termination date to December 21, 2011;

(3) eliminates the Prior Credit Agreement’s maximum senior secured leverage ratio test;

(4) provides for the release of liens on certain real estate that was collateral for the Prior Credit Agreement; and

(5) revises selected affirmative and negative covenants and increases applicable thresholds and baskets to, among other things, allow the Company to make additional investments in and loans to its foreign subsidiaries.

The A&R Credit Agreement contains representations, warranties, terms and conditions customary for transactions of this type. These include covenants limiting the ability of the Company and its subsidiaries to (1) incur indebtedness and create liens on their assets, (2) merge into or consolidate with any other person or permit any person to merge into or consolidate with them or sell, lease, transfer or otherwise dispose of all or substantially all of their assets, (3) enter into certain transactions with affiliates, (4) make acquisitions, (5) enter into sale and leaseback or hedging transactions and (6) make certain investments and restricted payments. The A&R Credit Agreement also contains financial covenants that require the Company to maintain a specified Leverage Ratio, Fixed Charge Coverage Ratio and Consolidated Net Worth (each as defined in the A&R Credit Agreement) as of the end of each fiscal quarter.

The A&R Credit Agreement contains certain events of default, including (1) failure to pay when due principal, interest or any other amount owing on any other obligation under the A&R Credit Agreement, (2) incorrectness in any material respect of

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representations and warranties when made or deemed made, (3) breach of covenants, (4) the occurrence of an event of default under the Company’s senior notes, (5) failure to pay when due principal or interest on any debt that exceeds $5 million individually or $10 million in the aggregate, (6) default on any debt that exceeds $5 million individually or $10 million in the aggregate that causes or permits the acceleration of such debt, (7) occurrence of a Change of Control (as defined in the A&R Credit Agreement), (8) bankruptcy and insolvency and (9) entry by a court of one or more judgments against the Company or any of its Restricted Subsidiaries (as defined in the A&R Credit Agreement) in an amount that exceeds $5 million individually or $10 million in the aggregate that remains unstayed for 30 consecutive days. If any event of default occurs and is not cured within applicable grace periods set forth in the A&R Credit Agreement or waived, all loans and other obligations could become due and immediately payable and the facility could be terminated.

SunTrust Bank and several of the lenders under the A&R Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

This summary of the A&R Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the terms of the A&R Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Section 8 — Other Events

Item 8.01. Other Events.

On December 22, 2006, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, reporting the expiration and results of the Company’s previously announced tender offer and consent solicitation for any and all of its outstanding $150.0 million in aggregate principal amount of 8 7/8% Notes.

This Current Report on Form 8-K shall not constitute an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to the 8 7/8% Notes. The tender offer and consent solicitation were made solely by means of the Company’s Offer to Purchase and Consent Solicitation Statement, dated November 21, 2006, and the related Letter of Transmittal and Consent.

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Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Second Amended and Restated Credit Agreement, dated as of December 21, 2006, among the Company, SunTrust Bank, as administrative agent, SunTrust Capital Markets, Inc., as lead arranger and book manager, and the lenders from time to time party thereto.

99.1	Press release issued by the Company on December 22, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2006

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President & Treasurer

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INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Second Amended and Restated Credit Agreement, dated as of December 21, 2006, among the Company, SunTrust Bank, as administrative agent, SunTrust Capital Markets, Inc., as lead arranger and book manager, and the lenders from time to time party thereto.

99.1	Press release issued by the Company on December 22, 2006.